UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 24, 2019 (May 22, 2019)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 South LaSalle Street, Suite 3100 Chicago, IL	60605
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CUO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Continental Materials Corporation (the “Registrant”) on May 22, 2019 to report results of the Registrant’s Annual Meeting of Stockholders (the “Annual Meeting”). This Amendment is being filed to amend Item 5.07 of the Report to disclose the final, certified voting results received from the Inspector of Elections for the Registrant’s Annual Meeting.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of the Stockholders of the Company was held on May 22, 2019.

The final results of the votes of the stockholders of the registrant have now been tabulated and are set forth below:

Proposal 1. At that meeting, two individuals, both of whom are current directors, were nominated and elected to serve until the 2022 Annual Meeting by the following vote:

Director	Shares For	Shares Against	Shares Withheld
James G. Gidwitz	1,293,895	—	116,870
Steven Gidwitz	1,293,895	—	116,870

The following directors’ terms of office continued after the 2019 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Ralph W. Gidwitz	2020
Theodore R. Tetzlaff	2020
Peter E Thieriot	2020
Thomas H. Carmody	2021
Scott Gidwitz	2021
Darrell M. Trent	2021

Proposal 2. The approval, on an advisory basis, of the compensation of the Company’s named executive officers was ratified by the following vote:

For	Against	Abstain
1,348,311	60,464	1,990

Proposal 3. The appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,612,978	1,000	906

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Paul Ainsworth
	Name:	Paul Ainsworth
	Title:	Vice President, CFO and Secretary

Date: May 24, 2019